EXHIBIT 99.1

USAC Announces Appointment

Richard R. Isaak Appointed as

Senior Vice President & Chief Financial Officer

THOMPSON FALLS, MT / ACCESSWIRE / July 31, 2023 / United States Antimony Corporation ("USAC"), (NYSE: UAMY) is pleased to announce the appointment of Richard (Rick) R. Isaak, age 55, as Senior Vice President and Chief Financial Officer effective today. He succeeds Kelly J. Stopher who previously served as the Company’s contract Chief Financial Officer.  Mr. Stopher will remain as a consultant during the transition period.

Rick started his career at Ernst & Young as a CPA in the assurance and advisory business services area for 12 years with extensive experience with managing public company audits and SEC reporting primarily for large, multinational companies. After Ernst & Young, Rick served in several senior leadership roles including CFO, Chief Accounting Officer, Controller, Treasurer, and Head of Investor Relations at four different companies over 20 years including Panera Bread Company, Heritage Home Group, and Merric Millwork and Seating, and Catholic Charities. He has a proven track record of leadership, strategic thinking, team development and execution, and business acumen which is welcomed at USAC during this period of change. Rick’s broad range of experience in public accounting as well as in industry, which includes strategic planning, financial planning and analysis, operational finance, cash flow optimization, customer, supplier, and third-party management, and information technology, will complement and enhance the USAC senior leadership talent and skills.

Commenting on Rick Isaak’s appointment today, Gary C. Evans, Lead Director, stated, “Rick will be a key part of our new management team, the building process which is now in motion.  His in-depth knowledge of cost accounting and SEC reporting requirements will greatly benefit USAC going forward.  Rick also has a strong business sense and will be integral in our decision-making process of building, culling, and acquiring complementary businesses.”

About USAC:

United States Antimony Corporation, or USAC, was incorporated in Montana in January 1970 to mine and produce antimony products. In April 1998, the Company began to mine and smelt antimony in Mexico. Bear River Zeolite Company, or BRZ, was incorporated in 2000 as a wholly-owned subsidiary, and it is mining and producing zeolite in southeastern Idaho. On August 19, 2005, USAC formed Antimonio de Mexico, S. A. de C. V. to explore and develop antimony and silver deposits in Mexico. Our principal business is the production and sale of antimony and zeolite products. On May 16, 2012, the Company began trading on the NYSE under the symbol UAMY.

Forward-Looking Statements:

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events, including matters related to the Company's operations, pending contracts and future revenues, ability to execute on its increased production and installation schedules for planned capital expenditures and the size of forecasted deposits. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent filings, including Form 10-KSB with the Securities and Exchange Commission.

Contact:

United States Antimony Corp.

PO Box 643

47 Cox Gulch Rd.

Thompson Falls, Montana 59873- 0643

E-Mail: info@unitedstatesantimony.com

Phone: (928) 234-5227

Source: United States Antimony Corporation